Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                         EXCHANGE ACT RULE 15d-14(b) AND
                             18 U.S.C. SECTION 1350

      In connection with the Quarterly Report of Golden Hope Resources Corp. (the "Company") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick Fisher, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

            i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Golden Hope Resources Corp. and will be retained by Golden Hope Resources Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                          /s/ Frederick Fisher
                                          --------------------------------------
                                          Frederick Fisher
                                          President, Chief Executive Officer,
                                          Treasurer and Chief Financial Officer
                                          Golden Hope Resources Corp.
                                          November 4, 2005